UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2009

Cell Genesys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oyster Point Boulevard, Suite 525, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2009 (the “Effective Date”), Cell Genesys, Inc. (the “Company”) entered into a Warrant Exchange Agreement (the “Exchange Agreement”) with Capital Ventures International (the “Holder”), the holder of a warrant to purchase 8,530,806 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) issued May 14, 2008 in connection with a $30,000,000 registered direct offering of Common Stock (the “Existing Warrant”), a form of which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 12, 2008 and is incorporated herein by reference.

Under the terms of the Existing Warrant, in connection with the occurrence of certain “Fundamental Transactions” (as defined in the Existing Warrant) involving the Company, including certain types of merger and acquisition transactions, the Holder may be entitled to, at the Holder’s election, to receive a cash payment equal to a certain Black Scholes Value (as defined in the Existing Warrant) of the remaining unexercised portion of such warrant. The Black Scholes Value is subject to significant fluctuation in the market price of the Company’s Common Stock, depending on volatility in the market price of the Company’s Common Stock and other factors. For example, the Black Scholes Value for the Existing Warrant was estimated to be over $5 million for ten of the last 20 trading days, reaching a high of approximately $6.7 million on April 28, 2009 and was approximately $4.2 million on May 15, 2009. Because of the unpredictability of the Black Scholes Value and because the high potential cash settlement cost of the Existing Warrant would potentially impede pursuing strategic alternatives that could constitute a Fundamental Transaction, but may be in the Company’s best interest, the Company entered into the Exchange Agreement to facilitate the pursuit of such strategic alternatives and to potentially reduce the cash payment that could be required in the event the Company were to enter into and consummate a Fundamental Transaction. As previously announced, the Company has implemented a substantial restructuring plan and engaged in pursuing strategic alternatives, including merger with or acquisition by another company, further restructuring, allocation of resources to other biopharmaceutical product areas, sale of assets, and liquidation.

Pursuant to the Exchange Agreement, on the Effective Date, the Holder agreed to surrender the Existing Warrant to the Company and the Company agreed to issue to the Holder (i) 4 million shares of the Company’s Common Stock and (ii) a new warrant to purchase 4,265,403 shares of Common Stock (the “Remainder Warrant”) at the existing exercise price of $10 per share, that may be exchanged for a combination of cash and shares of Common Stock valued in the aggregate amount of $2 million (the “Company Call Consideration”) under certain situations, including, among other things, that:

•

during a period from the Effective Date to 120 days thereafter, and under certain conditions longer than 120 days, the Holder has the right, subject to certain terms and conditions, to put the Remainder Warrant to the Company to be exchanged for a total number of freely tradable shares of the Company’s Common Stock equal to (i) $2 million divided by (ii) the market price of the Common Stock (the “Market Price”) calculated as the arithmetic average of the volume weighted average price for the Company’s Common Stock on each of the five (5) trading days ending on the date immediately preceding the date the Holder gives a put notice (the “Put Notice Date”) to the Company. The Market Price shall not be greater than (A) the volume weighted average price of Common Stock on the day immediately preceding the Put Notice Date or (B) $0.50 per share. The Holder may partially exchange the Remainder Warrant at multiple increments, though each exchange shall be greater than the lesser of 500,000 shares of Common Stock or the number of shares of Common Stock then underlying the Remainder Warrant. To the extent the Holder chooses to put any shares of Common Stock to the Company, both the Remainder Warrant and the Company Call Consideration are reduced proportionately;

•

during a period from the Effective Date to 120 days thereafter, if the Company publicly announces the entry into a definitive agreement for a Fundamental Transaction, the period of time during which Holder may put shares to the Company is extended to the closing date of the Fundamental Transaction (the “Closing Date” and the period from the Effective Date to the later of 120 days after the Effective Date and the Closing Date, the “Company Call Period”) and the Company will be obligated to purchase from the Holder on the closing date of the Fundamental Transaction all but not less than all of the remaining portion of the Remainder Warrant. To the extent more than $1.5 million in value of the Remainder Warrant remain, a maximum of $1.5 million is to be payable in cash with the remainder payable in shares, subject to certain conditions;

•	the Holder will not beneficially own more than 9.99% of the shares of the Company’s then outstanding Common Stock upon its exchange for more shares; and

•

the Company shall not be obligated to issue, and the Holder shall not be entitled to receive, any shares of Common Stock in exchange for any portion of the Remainder Warrant if such issuance would breach the Company’s obligations under the rules or regulations of the Nasdaq Global Market. Such rules, among other things, restrict transactions that could result in issuing 20% or more of our outstanding shares on the date of the Exchange Agreement. Accordingly, even if the trading price of our stock decreases, the total of the 4 million shares of Common stock to be initially issued plus all shares of Common Stock that may be issued pursuant to the terms of the Exchange Agreement cannot exceed 20% of the approximately 87.8 million shares that were outstanding on the date of the Exchange Agreement.

The shares of Common Stock and the Remainder Warrant to be issued in exchange for the Existing Warrant are exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. In the Exchange Agreement, the Holder represents that it currently has the intention during the Company Call Period to vote any exchanged shares it may own in favor of any Fundamental Transaction.

The foregoing summary of the terms of the Exchange Agreement and the Remainder Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Exchange Agreement, which is attached hereto as Exhibit 4.1, and the Remainder Warrant, which is attached hereto as Exhibit 4.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
Exhibit 4.1	Warrant Exchange Agreement, dated as of May 17, 2009, by and between Cell Genesys, Inc. and Capital Ventures International.

Exhibit 4.2	Amended and Restated Warrant to Purchase Common Stock, dated as of May 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

May 18, 2009	By:	/s/ Sharon E. Tetlow
	Name:	Sharon E. Tetlow
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
Exhibit 4.1	Warrant Exchange Agreement, dated as of May 17, 2009, by and between Cell Genesys, Inc. and Capital Ventures International.

Exhibit 4.2	Amended and Restated Warrant to Purchase Common Stock, dated as of May 17, 2009.